UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2024

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

880 Harbour Way South, Suite 600, Richmond, California 94804
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	SPWR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SunPower Corporation, a Delaware corporation (the “Company”), entered into retention bonus letters with the named executive officers on the dates and in the amounts set forth in the table below (the “Retention Bonuses”). The Retention Bonuses were pre-paid to the named executive officers on July 26, 2024, and are required to be repaid if the named executive officer’s employment is terminated by the Company for cause or by the named executive officer (other than due to death or disability) prior to the applicable vesting date identified below. The descriptions of the Retention Bonuses are qualified in their entirety by the terms of the respective bonus letters, copies of which are attached hereto as Exhibit 10.1 and 10.2 and are incorporated herein by reference.

Named Executive Officer	Letter Date	Retention Bonus Amount ($)	Vesting Date
Elizabeth Eby	July 25, 2024	$97,000	September 30, 2024
Eileen Evans	July 24, 2024	$373,000	January 31, 2025

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Bonus Letter, dated July 25, 2024, by and between SunPower Corporation and Elizabeth Eby
10.2	Bonus Letter, dated July 24, 2024, by and between SunPower Corporation and Eileen Evans
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

July 29, 2024	By:	/S/ ELIZABETH EBY
	Name:	Elizabeth Eby
	Title:	Executive Vice President and Chief Financial Officer